EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into at Orlando, Florida on the ____ day of ________________, 1999, by and between W. HARDEE MCALHANEY (hereinafter referred to as the "Employee"), and HOLIDAY RV SUPERSTORES, INC. (hereinafter referred to as the "Corporation").

     The parties hereto, intending to be legally bound, do hereby agree as follows:

     1. EMPLOYMENT

     1.1 Position and Duties. The Corporation does hereby employ the Employee and the Employee hereby accepts such employment as President and Chief Executive Officer upon the terms and provision set forth in this Agreement. The Employee shall perform all duties assigned to him by the Corporation, shall observe and comply with the Corporation's rules and regulations regarding the performance of his duties, and shall carry out and perform all orders, directions, and policies stated to him by the Corporation periodically, either orally or in writing. The Employee shall carry out the duties assigned to him in a trustworthy, businesslike, and loyal manner.

     1.2 Place of Employment. Unless the parties agree otherwise in writing, during the term of this Agreement the Employee shall perform the services required by this Agreement at the Corporation's offices in Orlando, Florida, provided, however, that the Corporation may, from time to time, require the Employee to travel temporarily in carrying out his duties.

     2. TERM. The term of this Agreement, and the employment of the Employee hereunder, shall commence on July 1, 1999 (the "Commencement Date") and shall expire on June 30, 2003 unless sooner terminated in accordance with the terms and conditions hereof.

     3. COMPENSATION

     3.1 Amount of Compensation. The Corporation shall pay to the Employee a salary of One Hundred Thirty-Five Thousand Dollars ($135,000.00) per annum or such greater amounts as may be determined by the Board of Directors of the Corporation (the "Board") on an annual basis at the start of each year.

     3.2 Bonus. In addition to the compensation described in paragraph 3.1 of this Agreement, during each calendar year, or part thereof, during the term of this Agreement and any renewal terms, if any, the Employee shall receive a bonus based upon a percentage of the actual net income before taxes ("Actual Net Income") earned by the Corporation. Any bonus due Employee shall be paid to Employee within ninety (90) days after the end of the then fiscal year, calculated as follows:

                                   Percentage (%) of Actual
Actual Net Income Before Income     Net Income Before Taxes
              Taxes                                               Potential Bonus           Cumulative Bonus

$ 2      - $2.5 million                     2.0%                      $50,000                   $  50,000
$ 2.5    -   5.0 million                    3.0%                      $75,000                   $125,000

     3.3 Stock Options.


          3.3.1 For Actual Net Income in excess of Five Million Dollars ($5,000,000.00), the Employee will receive a stock option for the Common Stock of the Corporation, based on a formula (pro rata rounded to the nearest $100) of Fifty Thousand (50,000) options for each Five Hundred Thousand Dollars ($500,000.00) of net pre-tax income over and above Five Million dollars ($5,000,000.00). Such an option, if any, will be determined within ninety (90) days of the end of each fiscal year of the Corporation and will be effective as of the first day of the current fiscal year, and will be in accordance with the existing Corporation Stock Option Plan, and at the average closing price for the Corporation Common Stock for the twenty (20) trading days preceding the end of the Corporation's fiscal year. All determinations will be made by the Corporation in accordance with generally accepted accounting principles which are universally applied. In the event of the termination of this Agreement, the Employee will be entitled to a pro-rata bonus based on actual results through the date of termination.

          3.3.2 In addition to the stock options described in paragraph 3.3.1 hereof, within ninety (90) days of the execution date of this Agreement, the Employee shall be granted 125,000 options to purchase common stock of the Corporation under the Corporation Stock Option Plan at an exercise price of $3.21 per share.

     3.4 Reimbursements. The Employee shall be reimbursed by the Corporation only for amounts actually expended by the Employee in the course of performing duties for the Corporation where:

          3.4.1   Authorization.   The  Employee  has  been  authorized  by  the
     Corporation to incur such expenses, or they are reasonably consistent with corporate practices or policies.

          3.4.2   Documentation.   The  Employee   tenders   receipts  or  other
     documentation substantiating the amounts as required by the Corporation.

     3.5 Fringe Benefits. The Corporation agrees that the Employee shall also be entitled to the fringe benefits authorized and adopted, from time to time, by the Board including expense accounts, a profit sharing plan, the Employee and dependent medical insurance and an annual physical examination. In addition, the Corporation may furnish such other benefits to the Employee not specified herein as its Board shall determine, from time to time, within its discretion, to be in the best interest of the Corporation and the Employee and which are available to senior management of the Corporation.

     3.6 Life Insurance. On or before November 1, 1999, and during the term of this Agreement, the Corporation shall procure, maintain, and pay premiums for convertible and renewable term life insurance in the amount of $1,000,000 (the "Life Insurance") for the Employee's life naming his wife, Beverly W. McAlhaney as the beneficiary. The Employee shall receive a copy of the Life Insurance policy on or before December 1, 1999.

     3.7 Cash Payout Upon Termination. Notwithstanding anything to the contrary in this Agreement, in the event the Employee terminates this Agreement after January 1, 2000, with or without cause, or the Employer terminates this Agreement at any time, with or without cause, in lieu of Employee receiving all compensation bonuses, stock options, reimbursements, and benefits due Employee under this Agreement after the "Termination Date" (as defined below), the Corporation shall pay Employee Two Hundred Fifty Thousand Dollars ($250,000) (the "Cash Payout"), $125,000 within ten (10) days of the last date Employee is employed by the Corporation (the "Termination Date") and the remaining $125,000 within one hundred eighty (180) days of the Termination Date, provided, however, that in the event the Agreement is terminated during the last year of the term of this Agreement, the Cash Payout due Employee shall be pro-rated based on the Termination Date. The Cash Payout if the Agreement is terminated during the last year (the fourth year) of the term of this Agreement shall be $250,000, multiplied by a factor determined as the number of days between the Termination Date and June 30, 2003 (the last day of the term of this Agreement), divided by 365.

     4. COMPETITION. The Employee agrees that during the term of this Agreement he diligently shall devote his time and efforts to the duties and responsibilities assigned to him by the Corporation, and without prior express written authorization of the Board, the Employee shall not, directly or indirectly, either alone or in concert with others, during the term of this Agreement.

     4.1 Other Services. Perform or render any services of a business, professional or commercial nature, relating to service or products similar to those of the Corporation to or for the benefit of any other person of firm, whether for compensation or otherwise, except for personal investments and for other activities approved by the Corporation;

     4.2  Competition.   Engage  in  any  activity  directly  or  indirectly  in
competition with or adverse to the Corporation;


     4.3 Solicitation. Engage in any activity for purposes of influencing or attempting to influence the Corporation's customers, either directly or indirectly, to conduct business with any business enterprise in competition with the Corporation;

     4.4 Competing Enterprise. Undertake or participate in any planning for or organization of any business activity that is or will be in competition with the Corporation in any field(s) or area(s) in which the Employee has worked or with which the Employee has come into contact, or of which the Employee has gained knowledge during the term of his employment under this Agreement; or

     4.5 Other Activities. Engage in any other business activity that would materially interfere with the performance of any of the Employee's obligations and duties under this Agreement.

     5. BUSINESS DISCLOSURES.


     5.1 Non-Disclosure. Except as required by law or applicable regulations, the Employee agrees that during the term of this employment with the
Corporation, he will not disclose, other than to an authorized employee, officer, or director of the Corporation, any confidential information as to the Corporation, including, without limitations, any confidential information relating to the Corporation's business, trade practices, trade secrets or "know-how" without the Corporation's prior express written consent, and that on the termination of his employment, for any reason, he shall not remove or retain without the Corporation's prior express written consent any figures, calculations, letters, papers, documents or copies thereof, or any other confidential information of any type or description as to the Corporation or its affairs.

     5.2 Use of Confidential Information. The Employee agrees that during the term of his employment, he will not utilize, whether directly or indirectly, for his own benefit or for the benefit of any other person(s) or concern(s), any and all confidential information of the Corporation, including any and all information relating to the Corporation's business, trade practices or trade secrets or "know-how," without the prior written consent of the Corporation.

     6. COMPENSATED LEAVE. The Employee shall be entitled to sick leave and vacation time available to other members of Senior Management. Vacation time shall not be less than 3 weeks per year. All vacation time will be prorated on a monthly basis in the event of termination of the Employee's employment.

     7. OWNERSHIP OR INTANGIBLE PROPERTY. All processes, inventions, patents, copyrights, trademarks, and other intangible rights that may be conceived or developed by the Employee, either alone or with others, during the term of the Employee's employment, whether or not conceived or developed during the Employee's working hours and with respect to which the equipment, supplies, facilities, or trade secret information of the Corporation or that relate to the business of the Corporation or to the Corporation's actual or demonstrably anticipated research and development, or that result from any work performed by the Employee for the Corporation, shall be the sole property of the Corporation. The Employee shall disclose to the Corporation all such matters conceived during the term of employment, whether or not the property of the Corporation under the terms of the preceding sentence, provided that such disclosure shall be received by the Corporation in confidence. The Employee shall execute all documents, including patent applications and assignments required by the Corporation to establish the Corporation's rights under this section.

     8. DISCLOSURE OF CONFIDENTIAL INFORMATION. In the course of employment under this Agreement, the Employee may have access to confidential information and trade secrets relating to the Corporation's business. Except as required in the course of employment by the Corporation, the Employee will not, without the Corporation's prior consent, for a period of three (3) years after termination of employment, directly or indirectly, disclose to any third person any such confidential information or trade secrets.

     9. TERMINATION OF AGREEMENT.

     9.1 Grounds. This Agreement shall terminate upon the occurrence of any of the following events:

          9.1.1 Expiration of Term. Upon expiration of the original term specified in Section 2 hereof.

          9.1.2 Mutual Agreement. Whenever the Corporation and the Employee mutually agree in writing to termination.

          9.1.3 Death. Upon the death of the Employee.

          9.1.4 Without Cause. Upon thirty (30) days prior written notice.

          9.1.5 For Cause. This Agreement may be terminated by the Board immediately for the following causes: the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law (other than traffic violations, family law or similar offenses), or a final cease an desist order, or a material breach of any provision of this Agreement.

     9.2 Termination Statement. The Employee agrees that upon termination of his employment with the Corporation, for any cause or reason, he shall execute a Termination Statement and shall fully comply with all of the terms, conditions, and representations contained therein.

     9.3 Disability Termination. In the vent that the Employee is unable to perform his assigned duties and responsibilities due to illness, physical or mental disability or any other reasons, and such disability continues for a period of six (6) consecutive months after all available sick leave has been utilized, the Corporation may terminate this Agreement upon ten (10) days written notice, subject to any disability payment provisions contained in this Agreement.

     10. MISCELLANEOUS.

     10.1 Notices. Any notice required to be given pursuant to this Agreement shall be effective only if in writing and delivered personally or by mail. If given by mail, such notice must be sent by registered or certified mail, postage prepaid, mailed to the parties at the addresses set forth on the signature page hereof, or at such other addresses as the parties may designate from time to time, by written notice. Mailed notices shall be deemed received two (2) business days after the date of deposit in the mail.

     10.2 Remedies.

          10.2.1 Equitable Remedies. The Employee acknowledges and agrees that in the event of any breach, violation or evasion of the terms, conditions, and provisions of Sections 4 or 5 above, such breach, violation or evasion shall result in immediate and irreparable injury and harm to the Corporation and shall entitle Corporation to injunctive relief and/or specific performance of this Agreement, as well as to all other legal or equitable remedies to which the Corporation may be entitled.

          10.2.2 Termination of Agreement. It is further agreed that in the event of such breach, the Corporation may forthwith terminate this Agreement, notwithstanding anything herein to the contrary.

     10.3 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall be held to be invalid or unenforceable to any extent, the remainder of this Agreement or application of term or provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     10.4 Waiver. No waiver of any right hereunder shall be effective for any purpose unless in writing, signed by the party hereto possessing said right, nor shall any such waiver be construed to be a waiver of any subsequent right, term or provision of this Agreement.

     10.5 Assignment; Effect on Agreement. It is hereby acknowledged and agreed that the Employee's rights and obligations under this agreement are personal in nature and shall not be assigned or delegated. This Agreement shall be binding on and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties subject, however, to the restrictions on assignment and delegation contained herein.

     10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     10.7 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties and supersedes all prior agreements and understandings, oral or written. No modification, termination or attempted waiver shall be valid unless in writing and signed by both parties.

     10.8 Arbitration. Any dispute involving this Agreement shall be resolved by arbitration before one (1) arbitrator in Orlando, Florida, in accordance with the rules of the American Arbitration Association.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                  CORPORATION:

                                  HOLIDAY RV SUPERSTORES, INC.

                                 By:
                                    ----------------------------------
                                        Name:  Michael S. Riley
                                        Title: Chairman of the Board

                                Address:
                                   7851 Greenbriar Parkway
                                   Orlando, Florida 32819




                                ___________________________________
                                W. Hardee McAlhaney

                                Address:
                                   3701 Sedgewick Place
                                   Orlando, Florida 32806

                                    ADDENDUM
                                       TO
                              EMPLOYMENT AGREEMENT


     This is an Addendum (the "Addendum") to the Employment Agreement entered into between W. HARDEE McALHANEY (the "Employee") and HOLIDAY RV SUPERSTORES, INC. (the "Corporation") on September 29, 1999 (the "Employment Agreement") a copy of the Employment Agreement being attached hereto.

WHEREAS:

     A. The Employee and the Corporation entered into the Employment Agreement on September 29, 1999;

     B. Subsequent to the time, the Employee resigned as the Chief Executive Officer and President of the Corporation, and since his resignation he has acted as Assistant to the Chairman of the Corporation; and

     C. The Corporation has requested that the Employee become the Vice President and Chief Financial Officer of the Corporation as of October 10, 2000.

     NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

     1. The first sentence of Section 1.1 of the Employment Agreement is hereby revised to read as follows:

                  "The Corporation does hereby employ the Employee, and the Employee hereby accepts such employment, as the Vice President and Chief Financial Officer of the Corporation, upon the terms and provisions set forth in this Agreement.

     2. The parties hereto acknowledge that no bonuses are due the Employee under Section 3.2 of the Employment Agreement for then fiscal year 2000, and that Section 3.2 of the Employment Agreement will apply to the period starting for the fiscal year 2001.

     3. Section 3.3 of the Employment Agreement is hereby amended to read as follows:

                  "Employee will be granted within ninety days after October 10, 2000, at fair market value at the grant date, a fully vested Incentive Stock Option for ONE HUNDRED FIFTY THOUSAND (150,000) shares in accordance with the Corporation's 1999 Stock Compensation Program. In consideration of the granting of this Option, the Employee hereby irrevocably and unconditionally relinquishes and cancels the stock option described in section 3.3.2 of the Employment Agreement.

     4. In all other respects, the Employment Agreement is hereby ratified, confirmed and approved.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement this ____ day of _________________, 2000.

                                    EMPLOYEE:



                                    W. HARDEE McALHANEY

                                    Address:

                                    3701 Sedgewick Place
                                    Orlando, FL  32806



                                    CORPORATION:

                                    HOLIDAY RV SUPERSTORES, INC.



                                   By:
                                       ----------------------------------
                                        Michael S. Riley
                                        Chairman of the Board


                                   By:
                                       ----------------------------------
                                       Ronald G. Huneycutt,
                                       President and Chief Executive Officer


                                   Address:

                                   200 East Broward Boulevard
                                   Suite 920
                                   Fort Lauderdale, FL  33301